Exhibit 99.1

Telesis Bio Reports First Quarter 2024 Financial Results

May 9, 2024

SAN DIEGO, May 9, 2024 (GLOBE NEWSWIRE) – Telesis Bio Inc. (NASDAQ: TBIO), a leading provider of RNA and DNA solutions enabling researchers to accelerate therapeutic discovery through advanced, flexible, and rapid automated synthesis in their own lab, today announced financial results for the first quarter of 2024.

In discussing results, recently appointed President and CEO Eric Esser said, “I am pleased with our performance as we execute against our strategy to focus on Gibson SOLA and BioXp mRNA solutions. Our BioXp mRNA offerings continue to gain traction and are delivering real improvements in speed and simplicity to our customers in their discovery workflows. I’m also excited about the progress we’ve made with Gibson SOLA to ready it for commercial delivery, and believe it will transform high-throughput on-demand synthesis of high-fidelity DNA and mRNA in ways that will give our customers ultimate control and flexibility.”

Recent Highlights

•
The Company recently announced a new strategic focus enabled by the commercial availability of its groundbreaking Gibson SOLA platform. Going forward, the Company will increasingly concentrate its efforts on expanding the adoption of Gibson SOLA for both DNA and mRNA drug discovery applications.
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BioXp automation platform sales driven by mRNA continue to increase, and in the first quarter of 2024, 40% of the customers who purchased instruments indicated that mRNA will be their primary workflow. The Company believes it has a highly differentiated offering with significant advantages over existing solutions and believes we are gaining traction in this market segment.
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The strategic research collaboration and license agreement with Pfizer continues to progress favorably. This program is based upon Telesis’ proprietary Gibson SOLA platform which utilizes enzymatic DNA synthesis technology for potential application by Pfizer in mRNA-based vaccines and other biopharma products.
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First quarter 2024 operating expense, which is now better aligned with our current commercial strategy, is reduced 31% from the first quarter of the prior year.

Summary of First Quarter 2024 Financial Results

Revenue for the three months ended March 31, 2024 was $3.4 million compared to $6.3 million for the three months ended March 31, 2023. The decrease of $2.9 million was attributable to a decrease in product revenue of $1.7 million, a decrease in collaboration revenue of $1.0 million, and a decrease in service revenue of $0.4 million partially offset by an increase in royalty and other revenue of $0.2 million. Product revenue from BioXp capital equipment instruments decreased by $1.6 million, and revenue from BioXp kits decreased by $0.1 million. Service revenue decreases were largely driven by turnover of the commercial team at our Eton subsidiary. Collaboration revenue decreases were driven by the completion of deferred revenue amortization during the fourth quarter of 2023 for the $8.0 million up-front payment from our Pfizer contract.

For the first quarter of 2024, gross margin percentage was 42% compared to 56% of total revenues for the three months ended March 31, 2023. The decrease was primarily due to a reduction in revenue from higher margin collaboration research programs, and a greater number of the higher margin BioXp 9600 systems sold during the first quarter of 2023, compared to the first quarter of 2024.

Operating expense for the first quarter of 2024 was $10.0 million, a $4.5 million or 31% reduction from the first quarter of 2023 level of $14.5 million. A restructuring program in the fourth quarter of 2023 largely resulted in the year-over-year reduction. With respect to operating expense levels by income statement category, each of research & development, sales & marketing, and general & administrative expense contributed to the favorable year-over-year quarterly comparison.

Net loss was $8.6 million for the first quarter of 2024, compared to a loss of $11.1 million in the same period in the prior year. Net loss per share was $5.52 for the first quarter of 2024, compared to $6.75 for the corresponding prior year period, with both periods adjusted for our 1-for-18 reverse stock split.

As of March 31, 2024, cash, cash equivalents, restricted cash, and investments were $15.7 million compared to $19.3 million on December 31, 2023. Long-term notes payable was $5.2 million on March 31, 2024.

The Company will not be issuing additional forward-looking guidance at this time.

About Telesis Bio

Telesis Bio is empowering scientists with the ability to create novel, synthetic biology-enabled solutions for many of humanity’s greatest challenges. As inventors of the industry-standard Gibson Assembly® method and the first commercial automated benchtop DNA and mRNA synthesis system, Telesis Bio is enabling rapid, accurate and reproducible writing of DNA and mRNA for numerous downstream markets. The award-winning BioXp® system consolidates, automates, and optimizes the entire synthesis, cloning and amplification workflow. As a result, it delivers virtually error-free synthesis of DNA and RNA at scale within days and hours instead of weeks or months. Scientists around the world are using the technology in their own laboratories to accelerate the design-build-test paradigm for novel, high-value products for precision medicine, biologics drug discovery, vaccine and therapeutic development, genome editing, and cell and gene therapy. Telesis Bio is a public company based in San Diego. For more information, visit www.telesisbio.com. Telesis Bio, the Telesis Bio logo, Gibson Assembly, and BioXp are trademarks of Telesis Bio Inc.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include statements and guidance regarding Telesis Bio’s future financial performance as well as statements regarding the future release and success of new and existing products and services. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from current expectations. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled Risk Factors and elsewhere in our most recently filed Annual Report on Form 10-K which was filed with the Securities and Exchange Commission on March 29, 2024. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Telesis Bio disclaims any obligation to update these forward-looking statements.

Contact:

William J. Kullback

Chief Financial Officer

bill.kullback@telesisbio.com

Telesis Bio Inc.

Selected Statements of Operations Financial Data

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue:
Product sales	$1,264	$3,001
Service revenue	1,251	1,674
Collaboration revenue	—	962
Royalties and other revenue	925	679
Total revenue	3,440	6,316
Cost of revenue	1,994	2,805
Gross Profit	1,446	3,511
Operating expenses:
Research and development	2,925	5,121
Sales and marketing	1,675	3,807
General and administrative	5,367	5,554
Total operating expenses	9,967	14,482
Loss from operations	(8,521)	(10,971)
Interest income	228	390
Interest expense	(217)	(639)
Change in fair value of derivative liabilities	—	140
Other expense, net	(125)	(36)
Provision for income taxes	(2)	(3)
Net loss	$(8,637)	$(11,119)
Less: redeemable convertible preferred stock dividends	(585)	—
Net loss attributable to common stockholders	$(9,222)	$(11,119)
Net loss per share attributable to common stockholders—basic and diluted	$(5.52)	$(6.75)
Weighted average common stock outstanding—basic and diluted	1,670,981	1,647,945

Telesis Bio Inc.

Selected Balance Sheet Financial Data

(in thousands)

(unaudited)

	March 31,	December 31,
	2024	2023
Balance Sheet Data:
Cash, restricted cash, cash equivalents and short-term investments	$15,696	$19,333
Working capital	16,983	22,167
Total assets	63,331	70,411
Total liabilities	41,682	40,873
Redeemable convertible preferred stock	29,885	29,300
Accumulated deficit	(170,102)	(161,465)
Total stockholders’ (deficit) equity	(8,236)	238